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LUKENS INC. 1994 FORM 10-K:  EXHIBIT 10.12

                         WASHINGTON STEEL CORPORATION
                    1994 TARGET INCENTIVE COMPENSATION PLAN

     1.  Purpose.
         -------

     The purpose of the Washington Steel Corporation 1994 Target Incentive Compensation Plan (the "Plan") is to promote the interests of Washington Steel Corporation (the "Company") by affording key employees an incentive to exert their maximum efforts on its behalf by providing additional compensation for the achievement of specific profit and individual performance objectives.

     2.  Overview.
         --------

     The Plan provides that the Chairman and Chief Executive Officer of Lukens Inc. will establish a target incentive compensation amount ("Target Amount") early in each fiscal year for each eligible employee who is participating in the Plan ("Participant"). The Target Amount will be a percentage of the Participant's base salary. The actual award of incentive compensation payments ("Incentive Awards") under the Plan will depend on Lukens Inc. pre-tax income, Company operating profit and individual performance. The weight to be given to each of these components may vary from Participant to Participant and will be established by the Chairman and Chief Executive Officer of Lukens Inc. at the same time the Participant's Target Amount is established. The annual pre-tax and operating profit performance objectives approved by the Executive Development and Compensation Committee of Lukens Inc. Board of Directors (the "Committee") will become the objectives of this Plan. The income and operating profit performance objectives will be based on Lukens Inc. return on equity goals. When making Incentive Awards after the end of the fiscal year, each Participant's Target Amount will be adjusted to reflect actual performance above or below the performance objective as to each component of the Target Amount.

     3.  Administration.
         --------------

     (a) The Chairman and Chief Executive Officer of Lukens Inc. shall have full authority and discretion, consistent with the Plan, to interpret the Plan, to promulgate such rules and procedures regarding the Plan as he deems desirable and to make all other determinations necessary or desirable for the administration of the Plan. All decisions, determinations and interpretations shall be binding upon all Participants.

     (b) For purposes of this Plan, the pre-tax income of Lukens Inc. and the operating profit of the Company shall be conclusively determined by the Committee in good faith in accordance with the accounting principles employed by the Company generally. From time to time, the Committee in its sole discretion may make adjustments in earnings as reported in the Company's books and records so that changes in accounting principles; extraordinary or unusual charges or credits; acquisitions, mergers, consolidations, and other corporate transactions; and other elements of or factors influencing the
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calculation of earnings do not distort or affect the operation of the Plan in a manner inconsistent with the achievement of its purposes.

     (c) No member of the Committee shall be personally liable by reason of any contract or other instrument executed by him or on his behalf in his capacity as a member of the Committee nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee and each other officer, employee, or director of Lukens Inc., the Company or any of its subsidiary or other affiliated corporations to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Board) arising out of any act or omission to act in connection with the Plan unless arising out of such person's own fraud or bad faith.

     4.  Participants.
         ------------

     The President and Chief Operating Officer of the Company and the Chairman and Chief Executive Officer of Lukens Inc. shall annually select the Participants from among the key employees who are in a position to contribute substantially to the attainment of annual profit goals. Incentive Awards to Participants shall be made after the close of the year in accordance with the standards contained in Paragraphs 5, 6 and 7 of this Plan. In the discretion of the Chairman and Chief Executive Officer of Lukens Inc., and the President and Chief Operating Officer of the Company, a Participant who has terminated employment during the year and who is not employed by the Company on the last day of the Company's fiscal year may be eligible for an Incentive Award, provided that the Incentive Award of a Participant who transfers employment from the Company to another affiliate of Lukens Inc. shall be pro-rated to reflect the Participant's period of service with the Company. The base salary on which the Target Amount and Incentive Award, if any, for a terminated Participant are based shall be the Participant's base salary accruing prior to termination of employment.

     5.  Size of Incentive Awards.
         ------------------------

     Prior to January 31 of each year, the Chairman and Chief Executive Officer of Lukens Inc. shall establish for each Participant a Target Amount which shall be a percentage of the Participant's base salary. The President and Chief Operating Officer of the Company and the Chairman and Chief Executive of Lukens Inc. shall have discretion to select additional Participants and establish for such Participants a Target Amount after January 31 of the fiscal year, provided, however, for such additional Participants, their base salary on which the Target Amount is based shall be their base salary accruing after their Target Amount is established. Attainment of performance objectives as to Lukens Inc. pre-tax income, Company operating profit and individual performance goals established pursuant to Paragraph 6 ("Performance Objectives") will produce an Incentive Award equal to the Target Amount. Actual performance above or below the Performance Objective for each component of the Target Award will produce a greater or smaller Incentive Award or no
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Incentive Award.  The maximum Incentive Award is 170% of the Participant's
Target Amount.

     6.  Profit and Performance Targets.
         ------------------------------

     (a) The Performance Objectives on which the Target Amounts are based are
(i) Lukens Inc. pre-tax income; (ii) individual performance goals; and (iii) Company operating profit. Prior to January 31 of each fiscal year, the Committee shall adopt Company operating profit targets based on Lukens Inc. return on equity ("Profit Targets"). Individual performance goals for purposes of the Plan are the individual performance goals established by the Company for its employees in the ordinary course of business.

     (b) As to each Participant, the President and Chief Operating Officer of the Company and the Chairman and Chief Executive Officer of Lukens Inc. shall establish annually the weight to be given to each Performance Objective -- the individual performance goals, the Lukens Inc. Profit Target and the Company Profit Target -- in calculating each Participant's Incentive Award.

     7.  Performance Range for Awards.
         ----------------------------

     Subject to the limitations of Paragraphs 5 and 8, for each Participant, for each year, the weighted percentage of the Target Amount attributable to each Performance Objective shall be adjusted according to the performance level of such Performance Objective. The adjustment (Column 3) to the weighted percentage of the Target Amount for each Performance Objective shall correspond to the performance level (Column 2) as follows:


                               PERFORMANCE RANGE

    (1)                       (2)                  (3)

                     Percentage of Profit   Adjustment to Portion of
 Performance         Target or Individual    Target Award Related to
    Level              Performance Level     Performance Objective
- ------------        ----------------------  ------------------------

  Below Threshold      Under      73.3%           0.00%

  Threshold                       73.3%          30.00%

                                  80.0%          47.57%
    To
                                  90.0%          73.79%

  Target                         100.0%         100.00%

                                 110.0%         121.20%

    To                           120.0%         142.04%

                                 130.0%         163.06%

  Maximum                  133% or more         170.00%

The adjustments to Target Awards will be interpolated to reflect performance percentages between the percentages listed on the
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foregoing schedule with 0.5% being rounded to the next higher percentage.

     8.  Threshold Individual Performance Level.
         --------------------------------------

     No Incentive Award shall be paid with respect to a fiscal year to a Participant who is rated below the threshold level on his or her individual performance goals. If none of the threshold profit targets which relate to the Participant's Target Award are met, the maximum Incentive Award attributable to individual performance is 100% of the portion of the Target Award related to individual performance.

     9.  Payment.
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     The Incentive Awards to be paid to Participants with respect to a fiscal year pursuant to this Plan shall be paid in such manner and at such times after the end of the fiscal year as the Committee shall determine.

     10. No Employment Rights.
         --------------------

     Nothing in the Plan shall confer upon any employee of the Company or a subsidiary any right to continued employment, or interfere with the right of the Company or a subsidiary to terminate his or her employment at any time.

     11. Binding Upon Successors.
         -----------------------

     The obligations of Lukens Inc. under the Plan shall be binding upon any successor corporation or organization which shall succeed to substantially all of the assets and business of the Company and the term "Company," whenever used in the Plan, shall mean and include any such corporation or organization after such succession. If the business conducted by the Company shall be discontinued, any unpaid incentives under the Plan shall become payable in a lump sum to the person or persons then entitled thereto.

     12. Termination.
         -----------

     The Chairman and Chief Executive Officer of Lukens Inc. reserves the right at any time to amend, suspend, or terminate the Plan in whole or in part and for any reason and without the consent of any Participant or beneficiary; provided, that no such amendment shall adversely affect rights to receive any amount to which Participants or beneficiaries have become entitled prior to such amendment.

     13. Effective Date.
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     The Plan shall become effective commencing in 1994.

APPROVED:



__________________________          __________________________
L.E. Taylor, Manager                R.D. Luzzi, Vice President
Human Resources                     Human Resources
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Lukens Inc.                         Lukens Inc.



__________________________          __________________________
T.G. John                           R.W. Van Sant
President & Chief                   Chairman & Chief Executive
 Operating Officer                    Officer
Washington Steel Corporation        Lukens Inc.